UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 2, 2007

Nature’s Sunshine Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

75 East 1700 South
Provo, Utah		84606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 342-4300

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01  Changes in Registrant’s Certifying  Accountant

On February 2, 2007, the Audit Committee of the Board of Directors of Nature’s Sunshine Products, Inc. (the “Company”) engaged Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm.  On February 6, 2007, the Company issued a press release announcing its engagement of Deloitte, a copy of which is attached hereto as Exhibit 99.1.

During the two-year period ended December 31, 2006, and through February 2, 2007, neither the Company, nor anyone on its behalf, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated February 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nature’s Sunshine Products, Inc.

Dated: February 8, 2007	By	/s/ Stephen M. Bunker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated February 6, 2007.